                                                                    EXHIBIT 12.1


           Consolidated Ratio of Earnings to Combined Fixed Charges

                             Period from                                                                    Nine months
                            September 30,                                                                      ended
                           1990 (inception)                     Year ended December 31,                    September 30,
                           to December 31,    ----------------------------------------------------------   --------------
                                 1990             1991            1992          1993           1994             1995
                           ----------------   ------------   ------------   ------------   -------------   --------------
Loss before income taxes     $   (22,026)     $   (66,158)   $   (50,822)   $  (406,101)   $ (4,638,284)   $ (12,485,232)

Fixed charges (1)                      -            4,059          8,324         87,836         278,516        6,984,367
                             -----------      -----------    -----------    -----------    ------------    -------------
  Earnings (1)               $   (22,026)     $   (62,099)   $   (42,498)   $  (318,265)   $ (4,359,768)   $  (5,500,865)
                             ===========      ===========    ===========    ===========    ============    =============
Ratio of earnings to fixed
  charges                              -                -              -              -               -                -
                             ===========      ===========    ===========    ===========    ============    =============
  Earnings (1)               $   (22,026)     $   (66,158)   $   (50,822)   $  (406,101)   $ (4,638,284)   $ (12,485,232)
                             ===========      ===========    ===========    ===========    ============    =============
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(1) For purposes of computing the ratio of earnings to fixed charges, earnings consists of losses prior to income tax benefit and fixed charges. Fixed charges consist of interest expense, amortization of debt issuance costs, and one third of rental payments on operating leases (such amortization having been deemed by the Company to represent the interest portion of such payments).